Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS SECOND QUARTER OPERATING RESULTS

Dallas, TX — July 27, 2021 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended June 30, 2021.
“Our second quarter of 2021 was another outstanding financial and growth quarter for our Company. The investments made over the last two plus years, including our strategic merger with Green in 2019 and targeted talent hires, continue to deliver the benefits we expected. Our 21% Q2-21 annualized loan growth, record Q2-21 loan production of $1.4 billion, strengthening loan pipelines and improving credit profile make us optimistic about the second half of the year. In addition to a strong quarter, we are pleased to announce the completion of our 49% investment in Thrive Mortgage and an 18% increase in our quarterly dividend.”

Second Quarter Highlights

•Net income of $29.5 million, or $0.59 diluted earnings per share (“EPS”), compared to $31.8 million, or $0.64 diluted EPS, for the quarter ended March 31, 2021 and $24.0 million, or $0.48 diluted EPS, for the quarter ended June 30, 2020;
•Operating earnings1 of $30.0 million, or $0.60 diluted operating EPS1, compared to $32.2 million, or $0.64 diluted operating EPS1, for the quarter ended March 31, 2021 and $21.2 million, or $0.43 diluted operating EPS1, for the quarter ended June 30, 2020;
•Total loans held for investment (“LHI”), excluding mortgage warehouse (“MW”) and Paycheck Protection Program (“PPP”) loans, grew $308.6 million from the first quarter of 2021, or 20.7% annualized;
•Total LHI, excluding MW and PPP, grew $424.2 million from December 31, 2020, or 14.5% annualized, and $545.2 million, or 9.5%, year over year.
•Total deposits grew $74.3 million from the first quarter of 2021, or 4.3% annualized, with the average cost of total deposits decreasing to 0.23% for the three months ended June 30, 2021 from 0.31% for the three months ended March 31, 2021;
•Total noninterest-bearing deposits grew $216.3 million from the first quarter of 2021, representing 34.2% of total deposits as of June 30, 2021;
•Book value per common share increased to $25.72 from $24.96 as of March 31, 2021 and tangible book value per common share1 increased to $17.16 from $16.34 as of March 31, 2021; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock, an increase of 17.6% over the first quarter of 2021, payable on August 19, 2021.

	QTD		YTD
Financial Highlights	Q2 2021	Q1 2021	Q2 2021	Q2 2020
	(Dollars in thousands) (unaudited)
GAAP
Net income	$29,456	$31,787	$61,243	$28,162
Diluted EPS	0.59	0.64	1.22	0.56
Book value per common share	25.72	24.96	25.72	23.45
Return on average assets[2]	1.27%	1.44%	1.35%	0.68%
Efficiency ratio	52.42	49.62	51.01	46.76
Non-GAAP[1]
Operating earnings	$29,952	$32,213	$62,165	$25,322
Diluted operating EPS	0.60	0.64	1.24	0.50
Tangible book value per common share	17.16	16.34	17.16	14.71
Pre-tax, pre-provision operating earnings	38,497	40,210	78,707	84,775
Pre-tax, pre-provision operating return on average assets[2]	1.66%	1.82%	1.74%	2.03%
Operating return on average assets[2]	1.29	1.46	1.37	0.61
Operating efficiency ratio	51.63	49.62	50.62	46.62
Return on average tangible common equity[2]	15.18	17.17	16.15	9.12
Operating return on average tangible common equity[2]	15.42	17.39	16.38	8.31
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Results of Operations for the Three Months Ended June 30, 2021
Net Interest Income
For the three months ended June 30, 2021, net interest income before provision for credit losses was $67.1 million and net interest margin was 3.11% compared to $65.6 million and 3.22%, respectively, for the three months ended March 31, 2021. Net interest margin decreased 11 basis points from the three months ended March 31, 2021 primarily due to a decrease in the average yields earned on loans, partially offset by a decrease in the average rates paid on interest-bearing demand and savings deposits and certificate and other time deposits for the three months ended June 30, 2021. As a result, the average cost of interest-bearing deposits decreased 10 basis points to 0.35% for the three months ended June 30, 2021 from 0.45% for the three months ended March 31, 2021.
Net interest income before provision for credit losses increased by $1.4 million from $65.8 million to $67.1 million and net interest margin decreased by 20 basis points from 3.31% to 3.11% for the three months ended June 30, 2021 as compared to the same period in 2020. The increase in net interest income before provision for credit losses was primarily due to a $4.1 million decrease in interest expense on certificate and other time deposits, partially offset by a $2.6 million decrease in interest income on loans during the three months ended June 30, 2021 compared to the three months ended June 30, 2020. Net interest margin decreased 20 basis points from the three months ended June 30, 2020 primarily due to a decrease in the average yields earned on loans, partially offset by decreases in the average rate paid on interest-bearing demand and savings deposits and certificates and other time deposits for the three months ended June 30, 2021. As a result, the average cost of interest-bearing deposits decreased 49 basis points to 0.35% for the three months ended June 30, 2021 from 0.84% for the three months ended June 30, 2020.

Noninterest Income
Noninterest income for the three months ended June 30, 2021 was $12.5 million, a decrease of $1.7 million, or 12.1%, compared to the three months ended March 31, 2021. The decrease was primarily due to a $3.1 million decrease in government guaranteed loan income, net, driven by a $5.6 million decrease in fee income earned on PPP loans during the three months ended June 30, 2021 compared to the three months ended March 31, 2021. This decrease was partially offset by a $2.0 million increase in gain on sale of Small Business Administration (“SBA”) loans during the three months ended June 30, 2021. The decrease in noninterest income was partially offset by a $663 thousand increase in insurance income recognized during the three months ended June 30, 2021 associated with the Company’s bank owned life insurance policy.
Compared to the three months ended June 30, 2020, noninterest income for the three months ended June 30, 2021 decreased by $8.8 million, or 41.5%. The decrease was primarily due to a $7.6 million decrease in government guaranteed loan income, net, driven by an $11.5 million decrease in fee income earned on PPP loans during the three months ended June 30, 2021 compared the same period in 2020, partially offset by a $2.6 million increase in the valuation of PPP loans held at fair value and a $2.0 million increase in gain on sale of SBA loans during the three months ended June 30, 2021 compared to the same period in 2020. The decrease was also due in part to a $2.9 million decrease in gain on sales of investment securities during the three months ended June 30, 2021 compared to the same period in 2020. This decrease was partially offset by $811 thousand increase in insurance income recognized during the three months ended June 30, 2021 associated with the Company’s bank owned life insurance policy.

Noninterest Expense
Noninterest expense was $41.7 million for the three months ended June 30, 2021, compared to $39.6 million for the three months ended March 31, 2021, an increase of $2.1 million, or 5.4%. The increase was primarily driven by a $932 thousand increase in marketing expenses as a result of increased advertising and Community Reinvestment Act donations, a $627 thousand increase in severance payments made as a result of branch restructurings, a $203 thousand increase in write downs of certain other real estate owned properties and a $194 thousand increase in loan related legal expenses during the three months ended June 30, 2021 compared to the three months ended March 31, 2021.

Compared to the three months ended June 30, 2020, noninterest expense for the three months ended June 30, 2021 increased by $1.7 million, or 4.1%. The increase was primarily driven by a $3.4 million increase in salaries and employee benefits as a result of a $1.6 million increase in accrued employee bonus, a $1.4 million increase in salaries and a $786 thousand increase in employee stock based compensation during the three months ended June 30, 2021 compared to the same period in 2020. The increase was also driven by a $1.3 million increase in marketing expenses as a result of increased advertising during the three months ended June 30, 2021 compared to the same period in 2020. These increases were partially offset by a $1.2 million decrease in COVID-19 expenses and a $1.6 million decrease in debt extinguishment costs, which were both incurred during the three months ended June 30, 2020 with no corresponding expense during the same period in 2021.

Financial Condition
Total LHI, excluding MW and PPP, were $6.3 billion, an increase of $308.6 million, or 20.7%, annualized, compared to March 31, 2021. Total loans were $7.1 billion at June 30, 2021, an increase of $145.8 million, or 8.3% annualized, compared to March 31, 2021. The increases were the result of the continued execution and success of our loan growth strategy.
Total deposits were $7.0 billion at June 30, 2021, an increase of $74.3 million, or 4.3% annualized, compared to March 31, 2021. The increase was primarily the result of an increase of $216.3 million in noninterest-bearing demand deposits, partially offset by a decrease of $76.7 million in interest-bearing transaction and savings deposits and a decrease of $65.3 million in certificates and other time deposits.

Asset Quality
NPAs totaled $79.9 million, or 0.85% of total assets at June 30, 2021, compared to $85.0 million, or 0.92% of total assets, at March 31, 2021. Included in NPAs as of June 30, 2021 is $462 thousand of accruing loans 90 or more days past due that are considered well-secured and in the process of collection which is down from $9.1 million as of March 31, 2021. The Company’s net charge-offs for the three months ended June 30, 2021 were $5.4 million, which were fully reserved against in prior periods.
The Company recorded no provision for credit losses for the three months ended June 30, 2021 and March 31, 2021, compared to $16.2 million for the three months ended June 30, 2020. The decrease in the recorded provision for credit losses for the three months ended June 30, 2021, compared to the three months ended June 30, 2020, was primarily attributable to improvement in the Texas economic forecasts used in the Current Expected Credit Losses (“CECL”) model in the second quarter of 2021 to reflect the expected impact of the COVID-19 pandemic as of June 30, 2021, as compared to our Texas economic forecasts and expected impact of the COVID-19 pandemic as of June 30, 2020. In the second quarter of 2021, we also recorded a $577 thousand provision for unfunded commitments, which was attributable to higher unfunded balances.
ACL as a percentage of LHI, excluding MW and PPP loans, was 1.59%, 1.76% and 2.01% at June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

Dividend Information

On July 27, 2021, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after August 19, 2021 to stockholders of record as of the close of business on August 5, 2021.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call
The Company will host an investor conference call to review the results on Wednesday, July 28, 2021 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/zs89r9jr and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to access the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, https://ir.veritexbank.com/. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference
#3492033. This replay, as well as the webcast, will be available until August 4, 2021.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of the Company’s quarterly cash dividend, the impact of certain changes in the Company’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
	(Dollars and shares in thousands, except per-share data)
Per Share Data (Common Stock):
Basic EPS	$0.60	$0.64	$0.46	$0.46	$0.48	$1.24	$0.56
Diluted EPS	0.59	0.64	0.46	0.46	0.48	1.22	0.56
Book value per common share	25.72	24.96	24.39	23.87	23.45	25.72	23.45
Tangible book value per common share[1]	17.16	16.34	15.70	15.19	14.71	17.16	14.71

Common Stock Data:
Shares outstanding at period end	49,498	49,433	49,340	49,650	49,633	49,498	49,633
Weighted average basic shares outstanding for the period	49,476	49,394	49,571	49,647	49,597	49,435	50,161
Weighted average diluted shares outstanding for the period	50,331	49,998	49,837	49,775	49,727	50,187	50,383

Summary of Credit Ratios:
ACL to total LHI, excluding MW and PPP loans	1.59%	1.76%	1.80%	2.10%	2.01%	1.59%	2.01%
NPAs to total assets	0.85	0.92	0.99	1.11	0.62	0.85	0.62
Net charge-offs to average loans outstanding	0.09	—	0.28	0.04	0.03	0.09	0.03

Summary Performance Ratios:
Return on average assets[2]	1.27	1.44	1.04	1.06	1.11	1.35	0.68
Return on average equity[2]	9.42	10.53	7.58	7.74	8.36	9.96	4.96
Return on average tangible common equity[1,2]	15.18	17.17	12.84	13.27	14.49	16.15	9.12
Efficiency ratio	52.42	49.62	62.52	48.12	46.02	51.01	46.76

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.60	$0.64	$0.60	$0.46	$0.43	$1.24	$0.50
Pre-tax, pre-provision operating return on average assets[1,2]	1.66%	1.82%	1.75%	1.82%	2.11%	1.74%	2.03%
Operating return on average assets[1,2]	1.29	1.46	1.35	1.06	0.98	1.37	0.61
Operating return on average tangible common equity[1,2]	15.42	17.39	16.44	13.27	12.90	16.38	8.31
Operating efficiency ratio[1]	51.63	49.62	49.49	48.11	45.74	50.62	46.62

Veritex Holdings, Inc. Capital Ratios:
Tier 1 capital to average assets (leverage)	9.38	9.50	9.43	9.54	9.16	9.38	9.16
Common equity tier 1 capital	9.03	9.27	9.30	9.67	9.66	9.03	9.66
Tier 1 capital to risk-weighted assets	9.36	9.61	9.66	10.05	10.05	9.36	10.05
Total capital to risk-weighted assets	12.86	13.38	13.56	12.70	12.71	12.86	12.71
Tangible common equity to tangible assets[1]	9.51	9.17	9.23	9.12	8.96	9.51	8.96
1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$390,027	$468,029	$230,825	$128,767	$160,306
Debt securities	1,125,877	1,077,860	1,055,201	1,091,440	1,112,061
Other investments	87,558	87,226	87,192	98,023	104,213

Loans held for sale	12,065	19,864	21,414	13,928	28,041
LHI, PPP loans, carried at fair value	291,401	407,353	358,042	405,465	398,949
LHI, MW	559,939	599,001	577,594	544,845	441,992
LHI, excluding MW and PPP	6,272,087	5,963,493	5,847,862	5,789,293	5,726,873
Total loans	7,135,492	6,989,711	6,804,912	6,753,531	6,595,855
ACL	(99,543)	(104,936)	(105,084)	(121,591)	(115,365)
Bank-owned life insurance	83,304	83,318	82,855	82,366	81,876
Bank premises, furniture and equipment, net	123,504	114,585	115,063	115,794	115,560
Other real estate owned (“OREO”)	2,467	2,337	2,337	5,796	7,716
Intangible assets, net of accumulated amortization	57,143	59,236	61,733	64,716	66,705
Goodwill	370,840	370,840	370,840	370,840	370,840
Other assets	72,856	89,304	114,997	112,693	88,091
Total assets	$9,349,525	$9,237,510	$8,820,871	$8,702,375	$8,587,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,388,068	$2,171,719	$2,097,099	$1,920,715	$1,907,697
Interest-bearing transaction and savings deposits	3,112,974	3,189,693	2,958,456	2,821,945	2,714,149
Certificates and other time deposits	1,477,860	1,543,158	1,457,291	1,479,896	1,503,701
Total deposits	6,978,902	6,904,570	6,512,846	6,222,556	6,125,547
Accounts payable and other liabilities	55,499	55,902	61,928	69,540	68,713
Advances from Federal Home Loan Bank (“FHLB”)	777,640	777,679	777,718	1,082,756	1,087,794
Subordinated debentures and subordinated notes	262,766	262,774	262,778	140,158	140,283
Securities sold under agreements to repurchase	1,811	2,777	2,225	2,028	1,772
Total liabilities	8,076,618	8,003,702	7,617,495	7,517,038	7,424,109
Commitments and contingencies
Stockholders’ equity:
Common stock	558	557	555	555	555
Additional paid-in capital	1,134,603	1,131,324	1,126,437	1,124,148	1,122,063
Retained earnings	216,704	195,661	172,232	157,639	143,277
Accumulated other comprehensive income	77,189	62,413	56,225	47,155	42,014
Treasury stock	(156,147)	(156,147)	(152,073)	(144,160)	(144,160)
Total stockholders’ equity	1,272,907	1,233,808	1,203,376	1,185,337	1,163,749
Total liabilities and stockholders’ equity	$9,349,525	$9,237,510	$8,820,871	$8,702,375	$8,587,858

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
Interest income:
Loans, including fees	$67,814	$67,399	$69,597	$68,685	$70,440	$135,213	$148,301
Debt securities	7,529	7,437	7,652	7,852	7,825	14,966	15,222
Deposits in financial institutions and Fed Funds sold	167	127	99	65	186	294	1,057
Equity securities and other investments	672	663	752	827	891	1,335	1,741
Total interest income	76,182	75,626	78,100	77,429	79,342	151,808	166,321
Interest expense:
Transaction and savings deposits	1,661	1,980	2,105	2,105	2,471	3,641	9,023
Certificates and other time deposits	2,423	3,061	3,919	5,004	6,515	5,484	14,755
Advances from FHLB	1,829	1,812	2,222	2,707	2,801	3,641	5,680
Subordinated debentures and subordinated notes	3,138	3,138	3,088	1,743	1,798	6,276	3,701
Total interest expense	9,051	9,991	11,334	11,559	13,585	19,042	33,159
Net interest income	67,131	65,635	66,766	65,870	65,757	132,766	133,162
Provision for credit losses	—	—	—	8,692	16,172	—	47,948
Provision (benefit) for unfunded commitments	577	(570)	902	1,447	2,799	7	6,680
Net interest income after provisions	66,554	66,205	65,864	55,731	46,786	132,759	78,534
Noninterest income:
Service charges and fees on deposit accounts	3,847	3,629	3,971	3,130	2,960	7,476	6,602
Loan fees	1,823	1,341	684	1,787	1,240	3,164	2,085
(Loss) gain on sales of investment securities	—	—	(256)	(8)	2,879	—	2,879
Gain on sales of mortgage loans held for sale	385	507	317	472	308	892	450
Government guaranteed loan income, net	3,448	6,548	448	2,257	11,006	9,996	11,445
Other	2,953	2,147	3,848	2,157	2,897	5,100	5,076
Total noninterest income	12,456	14,172	9,012	9,795	21,290	26,628	28,537
Noninterest expense:
Salaries and employee benefits	23,451	22,932	20,011	20,553	20,019	46,383	38,889
Occupancy and equipment	4,233	4,096	4,116	3,980	3,994	8,329	8,267
Professional and regulatory fees	3,086	3,441	3,578	3,159	2,796	6,527	4,992
Data processing and software expense	2,536	2,319	2,238	2,452	2,434	4,855	4,523
Marketing	1,841	909	945	1,062	561	2,750	1,644
Amortization of intangibles	2,517	2,537	2,558	2,840	2,696	5,054	5,392
Telephone and communications	337	337	340	345	308	674	627
COVID expenses	—	—	—	132	1,245	—	1,245
Debt extinguishment costs	—	—	9,746	—	1,561	—	—
Other	3,716	3,026	3,841	1,885	4,447	6,742	10,027
Total noninterest expense	41,717	39,597	47,373	36,408	40,061	81,314	75,606
Income before income tax expense	37,293	40,780	27,503	29,118	28,015	78,073	31,465
Income tax expense	7,837	8,993	4,702	6,198	3,987	16,830	3,303
Net income	$29,456	$31,787	$22,801	$22,920	$24,028	$61,243	$28,162

Basic EPS	$0.60	$0.64	$0.46	$0.46	$0.48	$1.24	$0.56
Diluted EPS	$0.59	$0.64	$0.46	$0.46	$0.48	$1.22	$0.56
Weighted average basic shares outstanding	49,476	49,394	49,571	49,647	49,597	49,435	50,161
Weighted average diluted shares outstanding	50,331	49,998	49,837	49,775	49,727	50,187	50,383

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

	For the Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$6,108,527	$63,427	4.16%	$5,897,815	$62,702	4.31%	$5,797,989	$67,404	4.68%
LHI, MW	455,334	3,476	3.06	510,678	3,815	3.03	304,873	2,279	3.01
PPP loans	364,020	911	1.00	356,356	882	1.00	303,223	757	1.00
Debt securities	1,095,678	7,529	2.76	1,063,538	7,437	2.84	1,117,964	7,825	2.82
Interest-bearing deposits in other banks	548,087	167	0.12	341,483	127	0.15	366,764	186	0.20
Equity securities and other investments	87,413	672	3.08	87,178	663	3.08	110,672	891	3.24
Total interest-earning assets	8,659,059	76,182	3.53	8,257,048	75,626	3.71	8,001,485	79,342	3.99
ACL	(105,050)			(105,972)			(110,483)
Noninterest-earning assets	767,270			790,195			798,772
Total assets	$9,321,279			$8,941,271			$8,689,774

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,191,405	$1,661	0.21%	$3,038,586	$1,980	0.26%	$2,684,897	$2,471	0.37%
Certificates and other time deposits	1,515,092	2,423	0.64	1,509,836	3,061	0.82	1,625,971	6,515	1.61
Advances from FHLB	777,655	1,829	0.94	777,694	1,812	0.94	1,206,930	2,801	0.93
Subordinated debentures and subordinated notes	264,931	3,138	4.75	265,356	3,138	4.80	142,549	1,798	5.07
Total interest-bearing liabilities	5,749,083	9,051	0.63	5,591,472	9,991	0.72	5,660,347	13,585	0.97

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,266,470			2,069,233			1,826,327
Other liabilities	51,355			56,272			47,302
Total liabilities	8,066,908			7,716,977			7,533,976
Stockholders’ equity	1,254,371			1,224,294			1,155,798
Total liabilities and stockholders’ equity	$9,321,279			$8,941,271			$8,689,774

Net interest rate spread[2]			2.90%			2.99%			3.02%
Net interest income		$67,131			$65,635			$65,757
Net interest margin[3]			3.11%			3.22%			3.31%
1 Includes average outstanding balances of loans held for sale of $14,364, $16,602 and $22,958 for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$6,003,754	$126,128	4.24%	$5,790,227	$143,931	5.00%
LHI, MW	482,853	7,292	3.05	234,260	3,613	3.10
PPP loans	360,209	1,793	1.00	152,861	757	1.00
Debt securities	1,079,697	14,966	2.80	1,078,459	15,222	2.84
Interest-bearing deposits in other banks	445,356	294	0.13	337,655	1,057	0.63
Equity securities and other investments	87,296	1,335	3.08	101,294	1,741	3.46
Total interest-earning assets	8,459,165	151,808	3.62	7,694,756	166,321	4.35
ACL	(105,509)			(77,376)
Noninterest-earning assets	778,691			763,567
Total assets	$9,132,347			$8,380,947

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,115,417	$3,641	0.24%	$2,668,726	$9,023	0.68%
Certificates and other time deposits	1,512,479	5,484	0.73	1,639,807	14,755	1.81
Advances from FHLB	777,675	3,641	0.94	1,072,416	5,680	1.07
Subordinated debentures and subordinated notes	265,142	6,276	4.77	143,869	3,701	5.17
Total interest-bearing liabilities	5,670,713	19,042	0.68	5,524,818	33,159	1.21

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,168,396			1,675,015
Other liabilities	53,823			38,488
Total liabilities	7,892,932			7,238,321
Stockholders’ equity	1,239,415			1,142,626
Total liabilities and stockholders’ equity	$9,132,347			$8,380,947

Net interest rate spread[2]			2.94%			3.14%
Net interest income		$132,766			$133,162
Net interest margin[3]			3.16%			3.48%
1 Includes average outstanding balances of loans held for sale of $15,476 and $16,977 for the six months ended June 30, 2021 and June 30, 2020, respectively, and average balances of loans held for investment, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights

Yield Trend

	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Average yield on interest-earning assets:
Loans[1]	4.16%	4.31%	4.48%	4.49%	4.68%
LHI, MW	3.06	3.03	2.99	3.00	3.01
PPP loans	1.00	1.00	1.00	1.00	1.00
Debt securities	2.76	2.84	2.83	2.84	2.82
Interest-bearing deposits in other banks	0.12	0.15	0.15	0.15	0.20
Equity securities and other investments	3.08	3.08	3.13	3.17	3.24
Total interest-earning assets	3.53%	3.71%	3.85%	3.90%	3.99%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	0.21%	0.26%	0.29%	0.31%	0.37%
Certificates and other time deposits	0.64	0.82	1.06	1.36	1.61
Advances from FHLB	0.94	0.94	1.00	1.01	0.93
Subordinated debentures and subordinated notes	4.75	4.80	4.73	4.87	5.07
Total interest-bearing liabilities	0.63%	0.72%	0.82%	0.85%	0.97%

Net interest rate spread[2]	2.90%	2.99%	3.03%	3.05%	3.02%
Net interest margin[3]	3.11%	3.22%	3.29%	3.32%	3.31%
1Includes average outstanding balances of loans held for sale of $14,364, $16,602, $11,938, $15,404 and $22,958 for the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Average cost of interest-bearing deposits	0.35%	0.45%	0.55%	0.67%	0.84%
Average costs of total deposits, including noninterest-bearing	0.23	0.31	0.38	0.46	0.59

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

Total LHI and Deposit Portfolio Composition

	June 30, 2021		March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020
	(Dollars in thousands)
LHI[1]
Commercial	$1,771,100	28.2%	$1,632,040	27.4%	$1,559,546	26.7%	$1,623,249	28.0%	$1,555,300	27.2%
Real Estate:
Owner occupied commercial (“OOCRE”)	744,899	11.9	733,310	12.3	717,472	12.3	734,939	12.7	769,952	13.4
Non-owner occupied commercial (“NOOCRE)	1,986,538	31.6	1,970,945	33.0	1,904,132	32.5	1,817,013	31.4	1,847,480	32.3
Construction and land	871,765	13.9	723,444	12.1	693,030	11.8	623,496	10.8	599,510	10.5
Farmland	13,661	0.2	14,751	0.2	13,844	0.2	14,413	0.2	14,723	0.3
1-4 family residential	513,635	8.2	492,609	8.3	524,344	9.0	548,953	9.5	528,688	9.2
Multi-family residential	367,445	5.9	386,844	6.5	424,962	7.3	412,412	7.0	394,829	6.8
Consumer	10,530	0.1	12,431	0.2	13,000	0.1	14,127	0.2	14,932	0.3
Total LHI	$6,279,573	100%	$5,966,374	100%	$5,850,330	100%	$5,788,602	100%	$5,725,414	100%

MW	559,939		599,001		577,594		544,845		441,992
PPP loans	291,401		407,353		358,042		405,465		398,949

Total LHI[1]	$7,130,913		$6,972,728		$6,785,966		$6,738,912		$6,566,355

Deposits
Noninterest-bearing	$2,388,068	34.3%	$2,171,719	31.6%	$2,097,099	32.2%	$1,920,715	30.9%	$1,907,697	31.1%
Interest-bearing transaction	451,307	6.5	463,343	6.7	453,110	7.0	450,739	7.2	343,640	5.6
Money market	2,539,061	36.4	2,602,903	37.7	2,398,526	36.8	2,267,191	36.4	2,272,520	37.1
Savings	122,606	1.8	123,447	1.8	106,820	1.6	104,015	1.7	97,989	1.6
Certificates and other time deposits	1,477,860	22.2	1,543,158	22.3	1,457,291	22.3	1,479,896	23.7	1,503,701	24.5
Total deposits	$6,978,902	100%	$6,904,570	100%	$6,512,846	100%	$6,222,556	100%	$6,125,547	100%

Loan to Deposit Ratio	102.2%		101.0%		104.2%		108.3%		107.2%
Loan to Deposit Ratio, excluding MW and PPP loans	90.0%		86.4%		89.8%		93.0%		93.5%

1 Total LHI does not include deferred fees of $7.5 million, $2.9 million, and $2.5 million at June 30, 2021, March 31, 2021 and December 31, 2020, respectively, or deferred costs of $691 thousand and $1.5 million at September 30, 2020 and June 30, 2020, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands except percentages)

Asset Quality

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
	(Dollars in thousands)
NPAs:
Nonaccrual loans	$76,994	$73,594	$81,096	$88,877	$43,594	$76,994	$43,594
Accruing loans 90 or more days past due[1]	462	9,093	4,204	1,689	2,021	462	2,021
Total nonperforming loans held for investment (“NPLs”)	77,456	82,687	85,300	90,566	45,615	77,456	45,615
OREO	2,467	2,337	2,337	5,796	7,716	2,467	7,716
Total NPAs	$79,923	$85,024	$87,637	$96,362	$53,331	$79,923	$53,331

Charge-offs:
Residential	$(300)	$(15)	$(18)	$—	$—	$(303)	$—
OOCRE	(689)	—	—	(2,421)	—	(689)	—
NOOCRE	—	—	(2,865)	—	—
Commercial	(5,608)	(346)	(13,699)	(68)	(1,740)	(5,966)	(1,740)
Consumer	(20)	(18)	(26)	(11)	(57)	(38)	(125)
Total charge-offs	(6,617)	(379)	(16,608)	(2,500)	(1,797)	(6,996)	(1,865)

Recoveries:
Residential	29	3	49	7	—	26	1
OOCRE	500	—	—	—	—	500	—
Commercial	659	226	52	14	7	885	36
Consumer	36	2	—	13	—	44	274
Total recoveries	1,224	231	101	34	7	1,455	311

Net charge-offs	$(5,393)	$(148)	$(16,507)	$(2,466)	$(1,790)	$(5,541)	$(1,554)

CECL transition adjustment	$—	$—	$—	$—	$—	$—	$39,137

ACL at end of period	$99,543	$104,936	$105,084	$121,591	$115,365	$99,543	$115,365

Asset Quality Ratios:
NPAs to total assets	0.85%	0.92%	0.99%	1.11%	0.62%	0.85%	0.62%
NPLs to total LHI, excluding MW and PPP loans	1.23	1.39	1.46	1.56	0.80	1.23	0.80
ACL to total LHI, excluding MW and PPP loans	1.59	1.76	1.80	2.10	2.01	1.59	2.01
Net charge-offs to average loans outstanding	0.09	—	0.28	0.04	0.03	0.09	0.03
1 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,272,907	$1,233,808	$1,203,376	$1,185,337	$1,163,749
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(52,873)	(55,311)	(57,758)	(60,209)	(62,661)
Tangible common equity	$849,194	$807,657	$774,778	$754,288	$730,248
Common shares outstanding	49,498	49,433	49,340	49,650	49,633

Book value per common share	$25.72	$24.96	$24.39	$23.87	$23.45
Tangible book value per common share	$17.16	$16.34	$15.70	$15.19	$14.71

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,272,907	$1,233,808	$1,203,376	$1,185,337	$1,163,749
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(52,873)	(55,311)	(57,758)	(60,209)	(62,661)
Tangible common equity	$849,194	$807,657	$774,778	$754,288	$730,248
Tangible Assets
Total assets	$9,349,525	$9,237,510	$8,820,871	$8,702,375	$8,587,858
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(52,873)	(55,311)	(57,758)	(60,209)	(62,661)
Tangible Assets	$8,925,812	$8,811,359	$8,392,273	$8,271,326	$8,154,357
Tangible Common Equity to Tangible Assets	9.51%	9.17%	9.23%	9.12%	8.96%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return on average tangible common equity as return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of goodwill and core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$29,456	$31,787	$22,801	$22,920	$24,028	$61,243	$28,162
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,447	2,451	2,451	2,451	4,885	4,902
Less: Tax benefit at the statutory rate	512	514	515	515	515	1,026	1,030
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$31,382	$33,720	$24,737	$24,856	$25,964	$65,102	$32,034

Average Tangible Common Equity
Total average stockholders' equity	$1,254,371	$1,224,294	$1,196,274	$1,177,882	$1,155,798	$1,239,415	$1,142,626
Adjustments:
Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Average core deposit intangibles	(54,471)	(56,913)	(59,010)	(61,666)	(64,151)	(55,685)	(65,296)
Average tangible common equity	$829,060	$796,541	$766,424	$745,376	$720,807	$812,890	$706,490
Return on Average Tangible Common Equity (Annualized)	15.18%	17.17%	12.84%	13.27%	14.49%	16.15%	9.12%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss (gain) on sale of securities, net, plus debt extinguishment costs, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision for loan losses. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by average total assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by average total assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by (i) noninterest income plus adjustments to operating noninterest income plus (ii) net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
	(Dollars in thousands)
Operating Earnings
Net income	$29,456	$31,787	$22,801	$22,920	$24,028	$61,243	$28,162
Plus: Severance payments[1]	627	—	—	—	—	627	—
Plus: Loss (gain) on sale of securities available for sale, net	—	—	256	8	(2,879)	—	(2,879)
Plus: Debt extinguishment costs[2]	—	—	9,746	—	1,561	—	1,561
Operating pre-tax income	30,083	31,787	32,803	22,928	22,710	61,870	26,844
Less: Tax impact of adjustments	131	—	2,100	—	(277)	131	(277)
Plus: Nonrecurring tax adjustments[3]	—	426	(973)	—	(1,799)	426	(1,799)
Operating earnings	$29,952	$32,213	$29,730	$22,928	$21,188	$62,165	$25,322

Weighted average diluted shares outstanding	50,331	49,998	49,837	49,775	49,727	50,187	50,383
Diluted EPS	$0.59	$0.64	$0.46	$0.46	$0.48	$1.22	$0.56
Diluted operating EPS	0.60	0.64	0.60	0.46	0.43	1.24	0.50
1 Severance payments relate to branch restructurings made during the three months ended June 30, 2021.
2 Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.
3 A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability. A nonrecurring tax adjustment of $973 thousand recorded in the fourth quarter of 2020 was primarily due the reversal of acquired deferred tax liabilities resulting in a tax benefit of $1.2 million offset by tax expense of $281 thousand for the setup of an uncertain tax position liability relating to state tax exposure for tax years prior to the year ending December 31, 2020. A nonrecurring tax adjustment of $1,799 was recorded in the second quarter of 2020 as a result of the Company amending a prior year Green Bancorp, Inc. tax return to carry back a net operating loss ("NOL") incurred by Green Bancorp, Inc. on January 1, 2019. The Company was allowed to carry back this NOL as result of a provision in the CARES Act, which permits NOLs generated in tax years 2018, 2019 or 2020 to be carried back five years.

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$29,456	$31,787	$22,801	$22,920	$24,028	$61,243	$28,162
Plus: Provision (benefit) for income taxes	7,837	8,993	4,702	6,198	3,987	16,830	3,303
Plus: Provision (benefit) for credit losses and unfunded commitments	577	(570)	902	10,139	18,971	7	54,628
Plus: Severance payments	627	—	—	—	—	627	—
Plus: Loss (gain) on sale of securities, net	—	—	256	8	(2,879)	—	(2,879)
Plus: Debt extinguishment costs	—	—	9,746	—	1,561	—	1,561
Pre-tax, pre-provision operating earnings	$38,497	$40,210	$38,407	$39,265	$45,668	$78,707	$84,775

Average total assets	$9,321,279	$8,941,271	$8,750,141	$8,585,926	$8,689,774	$9,132,347	$8,380,947
Pre-tax, pre-provision operating return on average assets[1]	1.66%	1.82%	1.75%	1.82%	2.11%	1.74%	2.03%

Average total assets	$9,321,279	$8,941,271	$8,750,141	$8,585,926	$8,689,774	$9,132,347	$8,380,947
Return on average assets[1]	1.27%	1.44%	1.04%	1.06%	1.11%	1.35%	0.68%
Operating return on average assets[1]	1.29	1.46	1.35	1.06	0.98	1.37	0.61

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$29,952	$32,213	$29,730	$22,928	$21,188	$62,165	$25,322
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,447	2,451	2,451	2,451	4,885	4,902
Less: Tax benefit at the statutory rate	512	514	515	515	515	1,026	1,030
Operating earnings adjusted for amortization of core deposit intangibles	$31,878	$34,146	$31,666	$24,864	$23,124	$66,024	$29,194

Average Tangible Common Equity
Total average stockholders' equity	$1,254,371	$1,224,294	$1,196,274	$1,177,882	$1,155,798	$1,239,415	$1,142,626
Adjustments:
Less: Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Less: Average core deposit intangibles	(54,471)	(56,913)	(59,010)	(61,666)	(64,151)	(55,685)	(65,296)
Average tangible common equity	$829,060	$796,541	$766,424	$745,376	$720,807	$812,890	$706,490
Operating return on average tangible common equity[1]	15.42%	17.39%	16.44%	13.27%	12.90%	16.38%	8.31%

Efficiency ratio	52.42%	49.62%	62.52%	48.12%	46.02%	51.01%	46.76%
Operating efficiency ratio
Net interest income	$67,131	$65,635	$66,766	$65,870	$65,757	$132,766	$133,162
Noninterest income	12,456	14,172	9,012	9,795	21,290	26,628	28,537
Plus: Loss (gain) on sale of securities available for sale, net	—	—	256	8	(2,879)	—	(2,879)
Operating noninterest income	12,456	14,172	9,268	9,803	18,411	26,628	25,658
Noninterest expense	41,717	39,597	47,373	36,408	40,061	81,314	75,606
Less: Severance payments	627	—	—	—	—	627	—
Less: Debt extinguishment costs	—	—	9,746	—	1,561	—	1,561
Operating noninterest expense	$41,090	$39,597	$37,627	$36,408	$38,500	$80,687	$74,045
Operating efficiency ratio	51.63%	49.62%	49.49%	48.11%	45.74%	50.62%	46.62%
1 Annualized ratio.